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                                                                       EXHIBIT 5




                                     [LETTERHEAD of Norman L. Roberts]




                                    April 16, 1997



Board of Directors
Western Atlas Inc.
360 North Crescent Drive
Beverly Hills, CA 90210


                          Registration Statement on Form S-8



Dear Sirs and Madam:

    As Senior Vice President and General Counsel of Western Atlas Inc., a Delaware corporation (the "Company"), I have examined the Restated Certificate of Incorporation, as amended, and By-laws of the Company, its minute books and other corporate records; the Agreement and Plan of Merger dated January 21, 1997, by and among Norand Corporation ("Norand"), WAI Acquisition Corp., and the Company (the "Merger Agreement"), whereby, among other things, the Company agreed to assume certain stock options outstanding under various plans of Norand; certain proceedings taken by the Company's Board of Directors to authorize the issuance and sale of shares of the Company's $1 par value Common Stock ("Common Stock") pursuant to the stock options assumed as aforesaid; and such laws, rules, regulations, and other matters as I have deemed necessary or appropriate in connection with the following opinion.

    Based on such examination and authorization, I am of the opinion that the Company has been duly organized and is a validly existing corporation under the laws of the State of Delaware.

    It is my opinion that the issuance and sale of up to 500,000 additional shares of Common Stock (such number subject to adjustment pursuant to anti-dilution provisions applicable to the stock options assumed by the Company under the Merger Agreement), have been duly authorized by all necessary corporate proceedings; and, when issued in

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connection with the exercise of the assumed options, the aforesaid shares of
Common Stock will be duly and validly issued, fully paid, and nonassessable.

    I am familiar with the Registration Statement being filed on Form S-8 pursuant to the Securities Act of 1933, as amended, relating to a maximum of 500,000 shares of Common Stock (subject to adjustment as aforesaid) which may be issuable under the terms of the options assumed by the Company pursuant to the Merger Agreement, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name, and the statements made with respect to me, in Item 5 of the Registration Statement under the caption "Interests of Named Experts and Counsel."

                             Very truly yours,

                             /s/ Norman L. Roberts

                             Norman L. Roberts


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